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                                                                  EXHIBIT 10.8.6

                                FOURTH AMENDMENT

                                     TO THE

                           RANGE RESOURCES CORPORATION
                             1997 STOCK OPTION PLAN

     THIS AMENDMENT (the "AMENDMENT") to the 1997 Stock Option Plan, as amended (the "PLAN"), was duly approved and adopted by the shareholders of Range Resources Corporation (the "CORPORATION") on May 24, 2001.

     1. Article IV of the Plan shall be amended and restated in its entirety as follows:

     There shall be 1,750,000 shares of Common Stock reserved under the Plan, subject to adjustment in accordance with Article XII hereof. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired on the open market or otherwise for the account of the Participants. The Committee shall determine from time to time whether the shares of Common Stock shall be authorized or unissued shares or reacquired shares.